EXHIBIT 10.16

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER, TIIAT THE SECURITIES EVIDENCED HEREBY MAY BE SOLD IN ACCORDANCE WITH AN EXEMPTION THEREUNDER.

March 20, 2009

Void after 6:00 p.m. Eastern Time on the Expiration Date

WARRANT TO PURCHASE SHARES

OF

PERF GO-GREEN HOLDINGS, INC.

This Is To Certify That, FOR VALUE RECEIVED, Star Funding, Inc., a Delaware corporation, and its successors and assigns (collectively, “Holder”), is entitled to purchase, subject to the provisions of this Warrant (“Warrant”) from PERF Go-Green Holdings, Inc., a Delaware corporation (the “Company”), Eight Hundred Thousand (800,000) fully paid, validly issued and non-assessable shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”), at an exercise price of$1 .00 per share, at any time or from time to time to time during the period (the “Exercise Period”) beginning on the date of this Warrant, and ending 6:00 p.m. Eastern Standard Time five (5) years thereafter (the “Expiration Date”). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock that may be purchased pursuant to this Warrant, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares” and the exercise price of the Warrant Shares in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

(I)            EXERCISE OF WARRANT. (a) Method. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period on any day on which banking institutions in the State of New York are not authorized by law to close. This Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal office or to the Company’s warrant agent, if any has been appointed, with the Exercise Form annexed hereto (the “Exercise Form”) duly executed and accompanied by payment of the Exercise Price, in cash or by certified or bank cashier’s check, for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrant, the Company shall issue or cause to be issued and delivered to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder as more particularly set forth in Section 2 hereof. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of any such exercise, provided such exercise is in accordance with the provisions set forth herein. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Stock shall not then be physically delivered to the Holder.

(b)            Cashless Exercise. Notwithstanding any provisions herein to the contrary and commencing on the date hereof if all of the Warrant Shares are not registered for resale under an effective registration statement under the Securities Act by the six-month anniversary date of the issuance of this Warrant, unless the registration statement is not effective due to any factors primarily within the control of the Holder (such event, an “Excluded Event”), in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of shares of Common Stock equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Form, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=Y- (A)(Y)
B

Where	X =	the number of shares of Common Stock to be issued to the Holder.

Y =	the number of shares of Common Stock purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A =            the Exercise Price.

B =            the Market Value of one Warrant Share.

(2)            RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

(a)            Issuance. In the event of any exercise of this Warrant in accordance with and subject to the terms and conditions hereof, certificates for the Warrant Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise (the “Delivery Date”) or, at the request of the Holder (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect), issued and delivered to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) within a reasonable time, not exceeding three (3) Trading Days after such exercise, and the Holder hereof shall be deemed for all purposes to be the holder of the Warrant Shares so purchased as of the date of such exercise. Notwithstanding the foregoing, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Company and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is hilly exercised. With respect to partial exercises of this Warrant, the Company shall keep written records for the Holder of the number of Warrant Shares exercised as of each date of exercise.

(b)            Compensation for Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $l1,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.

(3)            FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If more than one Warrant shall be exercised at one time by the Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of hill shares issuable upon such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered upon exercise of any Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the average bid and asked prices of the Common Stock on the last available date for which quotations are available immediately preceding the date of exercise of this Warrant, if the bid and asked prices are not so reported, then the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(4)            EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the principal office of the Company with a written notice specifying the denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company or its warrant agent, if any, of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(5)            RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein and in any warrant agreement entered into by and between the Company and a warrant agent with respect to the Warrants. In the event the Company enters into a warrant agreement with a warrant agent, the terms of the Warrant shall be embodied in the warrant agreement; and the acceptance of this Warrant by the Holder shall be deemed consent by the Holder for the Company to enter into any such warrant agreement, upon such terms and conditions mutually agreeable between the Company and any such warrant agent, provided such warrant agreement does not adversely affect any of the rights of the Holder, as set forth in this Warrant.

(6)            ANTI-DILUTION PROVISIONS.

(a)           Stock Dividends, Splits, Combinations, etc. In case the Company shall at any time after the date of this Warrant (i) declare a dividend, or make a distribution, on the outstanding Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of Common Stock by reclassification (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each case, the number and kind of shares of Common Stock receivable upon exercise of this Warrant, in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, or reclassification, shall be proportionately increased or decreased, as the case maybe, so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted as provided in this Section 6(a), then the Exercise Price shall also be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction (A) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (B) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. Such adjustment shall be made successively whenever any event listed above shall occur.

(b)           Reorganization, Consolidation, Merger, Etc. In the case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) or if the Company (or any other such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided for in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, and the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such combination.

(c)            Extraordinary Dividends. In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than dividends payable in Common Stock), or subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 6(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current Exercise Price per share on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such subscription rights, options, or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of such distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(d)            De Minimis Exception. No adjustment in the Exercise Price shall be required if such adjustment is less than $.01; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest one-thousandth of a share.

(e)            Date of Issuance. The provisions of this Section 6 may result in an adjustment or adjustments on a certain date (the “Effective Date”) for holders of Common Stock as of a record date (the “Record Date”). Such adjustments may entitle a Holder to purchase more shares of Common Stock than would have been the case prior to the adjustments (such additional Common Stock, the “Extra Common Stock”). If a Holder exercises a Warrant after the Record Date but before the Effective Date and will be entitled to Extra Common Stock, the Company may defer issuing such Extra Common Stock until the Effective Date.

(f)           Adjustment to Number of shares of Common Stock. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 6(c) hereof each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest thousandth) obtained by dividing (i) the product obtained by multiplying the number of shares of Common Stock purchasable upon exercise of a Warrant prior to adjustment of the number of shares of Common Stock by the Exercise Price in effect prior to adjustment of the Exercise Price by (ii) the Exercise Price in effect after such adjustment of the Exercise Price.

(g)            Notice of Adjustments. Whenever there shall be an adjustment as provided in this Section 6, the Company shall promptly cause written notice thereof to be sent by overnight courier, to the Holder, at its principal office, which notice shall be accompanied by an officer’s certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent any error.

(h)            Outstanding Options/Warrants. No adjustment in the Exercise Price shall be required in the case of the issuance of any and all shares of Common Stock upon exercise of(i) any options, warrants or convertible securities outstanding on or before the date hereof, or (ii) any options, warrants or restricted stock issued or granted under the Corporation’s 2008 Share Incentive Plan (the “Share Incentive Plan”), so long as the total number of shares of Common Stock issued or issuable upon the exercise of such options, warrants or convertible securities does not exceed ten (10) million ((i) and (ii) together, the “Excluded Options”).

(i)            Adjustments at Below Par Value. The Company shall not permit the par value of the Common Stock to exceed the then effective Exercise Price. Before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the Common Stock issuable upon exercise of this Warrant, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Stock of such the Company at such adjusted Exercise Price.

(j)            Additional Covenants. The Company shall not by any action including, without limitation, amending the Articles of Organization or Bylaws of the Company, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Company will (i) not amend or modify any provision of the Articles of Organization or Bylaws of the Company in any manner that would adversely affect the rights of the Holders of the Warrants, (ii) take all such action as may be reasonably necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Company to perform its obligations under this Warrant.

(k)           issuance of Additional Common Stock at a Price Less than the Exercise Price. In the event the Company shall issue any additional Common Stock (otherwise than as provided in the foregoing subsections (a) and (b) of Section 6) at a price per share less than the Exercise Price then in effect or without consideration (except for Common Stock issued in connection with (A) any Excluded Options or (B) a bona fide public offering pursuant to a firm commitment underwriting with proceeds of at least $10,000,000), then the Exercise Price upon each such issuance shall be adjusted to the price (rounded to the nearest cent) determined by multiplying the Exercise Price then in effect by a fraction:

(i)           the numerator of which shall equal the sum of (x) the number of shares of Common Stock immediately prior to the issuance of such additional Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such additional shares of Common Stock so issued would purchase at a price per share equal to the Exercise Price then in effect, and

(ii)           the denominator of which shall be equal to the number of shares of Common Stock immediately after the issuance of such additional Common Stock.

(7)            INVESTMENT REPRESENTATION. By accepting this Warrant, the Holder acknowledges that it is being taken for its own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Warrant and such Warrant may only be transferred, subject to compliance with the legend set forth on the first page of this Warrant Certificate. Unless the shares of Common Stock issuable upon the exercise of this Warrant are registered under the Securities Act of 1933, as amended (the “Act”), the Holder, upon exercise of this Warrant will be required to provide the Company with an investment letter and the certificates representing such shares will contain a legend to the effect that the Holder may not transfer, sell, pledge or hypothecate such shares unless the registration provisions of the Act have been complied with or the Company has received an opinion of counsel that such registration is not required.

(8)            REGISTRATION RIGHTS. The Warrant Shares issuable upon the exercise of this Warrant are the subject of certain registration rights granted by the Company to the Holder as more specifically set forth in a letter agreement of even date herewith by the Company and Perf.-Go Green, Inc. in favor of the Holder.

(9)            [INTENTIONALLY OMITTED].

(10)                      NOTICES. The Company agrees to maintain a ledger of the ownership of this Warrant (the “Ledger”). All notices and other communications which are required or may be given under this Warrant shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopy or three (3) days after being mailed, postage prepaid, in the case of the Company to PERF Go-Green Holdings, Inc., 12 East 52nd Street, 4th floor, New York, New York 10022, Attention: Chief Financial Officer, and in the case of the Holder to the address set forth in the Ledger, or to such other address as such party shall have specified by notice to the other party in accordance with this Section 10. If notice is given by registered or certified first class mail, postage prepaid, return receipt requested, the return receipt shall be conclusive evidence of the notice having been mailed on the date set forth.

(11)    DEFINITIONS.

“Independent Appraiser” means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) that is regularly engaged in the business of appraising the capital stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Company or the Holder of any Warrant.

“Market Value” means on any particular date (a) the last closing bid price per share of the Common Stock on such date on the OTC Bulletin Board or another registered national stock exchange on which the Common Stock is then listed, or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (b) if the Common Stock is not then listed on the OTC Bulletin Board or any registered national stock exchange, the last closing bid price for a share of Common Stock in the over the counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the “Pink Sheet” quotes for the applicable Trading Days preceding such date of determination, or (d) if the Common Stock is not then publicly traded, the fair market value shall be the price per share of Common Stock that the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as such price shall be reasonably determined in good faith by the Company’s Board of Directors. If the Holder disagrees with the fair market value determination of the Board of Directors within five (5) days after the Company’s receipt of the applicable Exercise Form (the “Negotiation Period”), the valuation shall be made by an Independent Appraiser designated by the Company and the Holder within five (5) days after the expiration of the Negotiation Period or, if they cannot so agree on such Independent Appraiser, each shall select an Independent Appraiser within ten (10) days after receipt of the notice by the Company, an Independent Appraiser who shall designate a third Independent Appraiser within five (5) days after the expiration of such ten (10) day period. The appraisal shall be made within ten (10) days of such designation and shall be determinative of such value. The cost of such appraisal shall be borne equally by the Company and the Holder.

“OTC Bulletin Board” means the over-the counter electronic bulletin board.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

“Trading Day” means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

(12)            MISCELLANEOUS. This Warrant (including all documents referred to herein) contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Warrant may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought. This Warrant may be assigned by Holder in accordance with the provisions of Section 7 of this Warrant. This Warrant may not be assigned by the Company and shall be interpreted under the laws of the State of New York without application to the principles of conflicts of laws. The Company hereby irrevocably submits to the non-exclusive jurisdiction of all state and Federal courts sitting in New York, New York, in connection with any suit, action or other proceeding arising out of or relating to this Warrant or any of the transactions contemplated hereby, and irrevocably waives any objection to venue in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

SIGNATURE PAGE FOLLOWS

[Signature Page to Warrant to Purchase Shares of Stock]

PERF GO-GREEN HOLDINGS, INC.

By:  /s/ Michael Caridi

Name: Michael Caridi

[SEAL]

Dated:  March 20, 2009

Attest:

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

FOR VALUE RECEIVED, ___________ hereby sells, assigns, and transfers unto _________________ a warrant (the “Warrant”) to purchase ______________ shares of Common Stock, $____ par value per share, of PERF Go-Green Holdings, Inc. (the “Company”), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________________________ as attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:_______________

Signature:  ________________________

NOTICE

The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXERCISE FORM

Dated _________,200_

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______shares of Common Stock and hereby (i) tenders payment herewith in the amount of $_____________or (ii) surrenders this Warrant in the amount of________, in payment of the actual exercise price thereof, and requests that certificates for such securities be issued in the name of, and delivered to, and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares be registered in the name of, and delivered to, the undersigned at the address stated below.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:  _______________________________________________________________________________
(Please type, write or print in block letters)

Address:  _____________________________________________________________________________

Signature:  _____________________________________________________________________________